As filed with the Securities and Exchange Commission on August 31, 2006

UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☒	Definitive Proxy Statement

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GLOBAL PAYMENTS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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GLOBAL PAYMENTS INC.

10 GLENLAKE PARKWAY, NORTH TOWER

ATLANTA, GEORGIA 30328

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

The 2006 annual meeting of shareholders (the “Annual Meeting”) of Global Payments Inc. (the “Company”) will be held at the Company’s offices at 10 Glenlake Parkway, North Tower, Atlanta, Georgia, 30328-3473 on September 27, 2006, at 11:00 a.m., Atlanta time, for the following purposes:

1.	To elect four Class III directors to serve until the annual meeting of shareholders in 2009, or until their successors are duly elected and qualified or until their earlier resignation, retirement, disqualification, removal from office or death, and

2.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on August 11, 2006 are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. You may vote your shares by completing and returning the enclosed proxy card, or you may vote via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth in the enclosed proxy statement and proxy card.

YOUR VOTE IS IMPORTANT

Submitting your proxy does not affect your right to vote in person if you attend the Annual Meeting. Instead, it benefits the Company by reducing the expenses of additional proxy solicitation. Therefore, you are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before its exercise by (i) delivering written notice of revocation to the Company’s Corporate Secretary, Suellyn P. Tornay, at the above address, (ii) submitting to the Company a duly executed proxy card bearing a later date, (iii) voting via the Internet or by telephone at a later date, or (iv) appearing at the Annual Meeting and voting in person; provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later dated proxy card is received by the Corporate Secretary at or before the Annual Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 11:59 p.m., Atlanta time, on September 26, 2006.

When you submit your proxy, you authorize Paul R. Garcia or Suellyn P. Tornay or either one of them, each with full power of substitution, to vote your shares at the Annual Meeting in accordance with your instructions or, if no instructions are given, for the election of the Class III nominees. The proxies, in their discretion, are further authorized to vote on any adjournments or postponements of the Annual Meeting, for the election of one or more persons to the Board of Directors if any of the nominees becomes unable to serve, on matters which the Board does not know a reasonable time before making the proxy solicitations will be presented at the Annual Meeting, or any other matters which may properly come before the Annual Meeting and any postponements or adjournments thereto.

By Order of the Board of Directors,

SUELLYN P. TORNAY,
Executive Vice President,
General Counsel and Corporate Secretary

Dated: August 31, 2006

August 31, 2006

GLOBAL PAYMENTS INC.

10 GLENLAKE PARKWAY, NORTH TOWER

ATLANTA, GEORGIA 30328

PROXY STATEMENT

Introduction

This Proxy Statement is being furnished to solicit proxies on behalf of the Board of Directors of Global Payments Inc. (the “Company”) for use at the 2006 annual meeting of shareholders (the “Annual Meeting”), and at any adjournments or postponements thereof. The Annual Meeting will be held at the Company’s offices at 10 Glenlake Parkway, North Tower, Atlanta, Georgia, 30328-3473 on September 27, 2006, at 11:00 a.m., Atlanta time, for the following purposes:

1.	To elect four Class III directors to serve until the annual meeting of shareholders in 2009, or until their successors are duly elected and qualified or until their earlier resignation, retirement, disqualification, removal from office or death, and

2.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about August 31, 2006.

Quorum and Voting

Voting Shares. Pursuant to the Company’s Amended and Restated Articles of Incorporation, only the Company’s common shares, no par value (the “Common Stock”), may be voted at the Annual Meeting.

Record Date. Only those holders of Common Stock of record at the close of business on August 11, 2006, are entitled to receive notice and to vote at the Annual Meeting or any adjournment or postponement thereof. On that date, there were 80,000,316 shares of Common Stock issued and outstanding, held by approximately 2,324 shareholders of record. These holders are entitled to one vote per share.

Quorum. In order for any business to be conducted, the holders of a majority of the shares entitled to vote at the Annual Meeting must be present (a “Quorum”), either in person or represented by proxy. Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a Quorum at the Annual Meeting. They will not be considered as votes “for” or “against” any matter for which the shareholder has indicated their intention to abstain or withhold their vote. Broker or nominee non-votes, which occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes “for” or “against” that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a Quorum, and may be entitled to vote on other matters at the Annual Meeting.

Voting Options. The sole proposal, which is the election of four directors in Class III, will require the vote of the holders of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a Quorum is present. Shareholders may (i) vote “for” each nominee, or (ii) “withhold authority” to vote for any nominee, or (iii) “withhold authority” to vote for all nominees. If a Quorum is present, a vote to “withhold authority” and a broker non-vote will have no effect on the outcome of the election of directors. The four nominees receiving the most votes will be elected to serve as the Class III Directors for a three year term.

Internet and Telephone Voting. Shareholders of record can simplify their voting and reduce the Company’s costs by voting their shares via the Internet or by telephone. Shareholders may submit their proxy voting instructions via the Internet by accessing the website identified on the enclosed proxy card and following instructions on the website. Shareholders who choose to submit their proxy voting instructions by telephone should call the phone number identified on the enclosed proxy card and follow the prompts. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of Internet and telephone voting will depend on the voting processes of the applicable bank or broker; therefore, it is recommended that you follow the voting instructions on the form you receive. If you do not choose to vote via the Internet or by telephone, please date, sign, and return the proxy card.

Default Voting. When a proxy is timely executed and not revoked, the shares represented by the proxy will be voted in accordance with the instructions indicated in the proxy. IF NO INSTRUCTIONS ARE INDICATED, HOWEVER, PROXIES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THE PROPOSAL.

The Board of Directors is not presently aware of any business to be presented for a vote at the Annual Meeting other than the proposal noted above. If any other matter properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is made, in their own discretion.

Revocation of a Proxy. A shareholder’s submission of a proxy via the Internet, by telephone, or by mail does not affect the shareholder’s right to attend in person. A shareholder who has given a proxy may revoke it at any time prior to its being voted at the Annual Meeting by (i) delivering written notice of revocation to the Company’s Corporate Secretary, Suellyn P. Tornay, at the Company’s address on the first page of this proxy statement, (ii) properly submitting to the Company a duly executed proxy card bearing a later date, (iii) voting via the Internet or by telephone at a later date, or (iv) appearing at the Annual Meeting and voting in person; provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later dated proxy card is received by the Corporate Secretary at or before the Annual Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 11:59 p.m. Atlanta time on September 26, 2006.

Adjourned Meeting. If a Quorum is not present, the Annual Meeting may be adjourned by the holders of a majority of the shares of Common Stock represented at the Annual Meeting. The Annual Meeting may be rescheduled at the time of the adjournment with no further notice of the reconvened meeting if the date, time and place of the reconvened meeting are announced at the adjourned meeting before its adjournment; provided, however, that if a new record date is or must be fixed, notice of the reconvened meeting must be given to the shareholders of record as of the new record date. An adjournment will have no effect on the business to be conducted at the meeting.

ELECTION OF DIRECTORS; NOMINEES

The Company’s Bylaws provide that the number of directors constituting the Board of Directors shall be not less than two nor more than twelve, as determined from time to time by resolution of the shareholders or of the Board of Directors. The Board of Directors of the Company currently consists of nine members, who are divided into three classes, with the term of office of each class ending in successive years. The Board of Directors have approved a resolution to increase the Board to ten members as of September 26,

2006 and to add Ruth Ann Marshall to Class III. Each class of directors serves staggered three-year terms or until their respective successors are elected and qualified or until their respective earlier resignation, retirement, disqualification, removal from office or death.

Four directors in Class III, Alex W. Hart, William I Jacobs, Alan M. Silberstein, and Ruth Ann Marshall, whose terms expire at the Annual Meeting, have been nominated for election at the Annual Meeting. The Class III Directors will be elected to hold office until the 2009 annual meeting of shareholders or until their respective successors have been duly elected and qualified or until their respective earlier resignation, retirement, disqualification, removal from office or death. In the event that any of the nominees is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for such other person(s) as they may select.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR.

The affirmative vote of the holders of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present is required for the election of each of the nominees. If a choice is specified on the proxy card by a shareholder, the shares will be voted as specified. If no specification is made, the shares will be voted “FOR” each of the four nominees.

Certain Information Concerning the Nominees and Directors

The following table sets forth the names of the nominees and the directors continuing in office, their ages, the month and year in which they first became directors of the Company, their positions with the Company, their principal occupations and employers for at least the past five years, any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information. There is no family relationship between any of the Company’s executive officers or directors, and there are no arrangements or understandings between any of the Company’s executive officers or directors and any other person pursuant to which any of them was elected an officer or director, other than arrangements or understandings with the directors and officers solely in their capacities as such. For information concerning membership on committees of the Board of Directors, see “Other Information About the Board and its Committees” below.

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NOMINEES FOR DIRECTOR

Class III

Term Expiring Annual Meeting 2006

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships

Alex W. Hart (66)	February 2001

Director of the Company

Business Consultant (since October 1997); Chief Executive Officer of Advanta Corporation (1995-1997); Executive Vice Chairman of Advanta Corporation (1994); President and Chief Executive Officer of MasterCard International (1988-1994); Director, Fair Isaac Corporation and VeriFone, Inc.; Chairman of the Board and Director, Silicon Valley Bancshares.

William I Jacobs (64)	February 2001

Director of the Company

Business Advisor (since August 2002); Managing Director and Chief Financial Officer of The New Power Company (2000-2002); Senior Executive Vice President, Strategic Ventures for MasterCard International (1999-2000); Executive Vice President, Global Resources for MasterCard International (1995-1999); Executive Vice President, Chief Operating Officer, Financial Security Assurance, Inc. (1984-1994); Director, Alpharma Inc., Investment Technology Group, Inc. , and Asset Acceptance Capital Corp.

Alan M. Silberstein (58)	September 2003

Director of the Company

President, Allston Associates LLP (previously Silco Associates Inc.) (since October 2004); President and Chief Operating Officer, Debt Resolve, Inc. (2003-2004); President and Chief Executive Officer, Western Union (2000-2001); Chairman and Chief Executive Officer, Claim Services, Travelers Property Casualty Insurance (1996-1997); Executive Vice President, Retail Banking, Midlantic Corporation (1992-1995); Director, Debt Resolve, Inc. and Capital Access Network, Inc.

Ruth Ann Marshall (52)	September 2006

Director of the Company

President, Americas for MasterCard International (2000-2006); Senior Executive Vice President, Concord, EFS (1995-1999); Director, American Standard Companies, Inc. and Pella Corporation.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Class I

Term Expiring Annual Meeting 2007

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships

Edwin H. Burba, Jr. (69)	February 2001

Director of the Company

National Security Leadership and Business Consultant (since 1993); Commander in Chief, Forces Command, United States Army (1989-1993); Commanding General, Combined Field Army of the Republic of Korea and United States (1988-1989).

Charles G. Betty (49)	July 2002

Director of the Company

Chief Executive Officer and Director, Earthlink, Inc. (since 2000); President, Chief Executive Officer, and Director, Earthlink Network, Inc. (1996-2000); Strategic Planning Consultant (1994-1996); President, Chief Executive Officer, and Director, Digital Communications Associates, Inc. (1989-1994); Director, Equifax Inc.

Raymond L. Killian (69)	September 2003

Director of the Company

Chairman, Investment Technology Group, Inc. (since 1997); President and Chief Executive Officer, Investment Technology Group, Inc. (1995-2002 and 2004-present); Executive Vice President, Jefferies Group, Inc. (1985-1995); Vice President, Institutional Sales, Goldman Sachs & Co. (1982-1985); Director and majority owner, Voice Automation, Inc.; Partner, High Street Equity Advisors.

Class II

Term Expiring Annual Meeting 2008

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships

Paul R. Garcia (54)	February 2001	Chairman of the Board of the Company (since October 2002); Director, President and Chief Executive Officer of the Company (since February 2001); Chief Executive Officer of NDC eCommerce, a division of National Data Corporation (July 1999 - January 2001); President and Chief Executive Officer of Productivity Point International (March 1997 – September 1998); Group President of First Data Card Services (1995 – 1997); Chief Executive Officer of National Bancard Corporation (NaBANCO) (1989 – 1995).

Gerald J. Wilkins (48)	November 2002

Director of the Company

President, WJG Consulting, Inc. (since 2003); Executive Vice President and Chief Financial Officer of AFC Enterprises, Inc. (2000-2003); Chief Financial Officer of AFC Enterprises, Inc. (1995-2000); Vice President, International Business Planning, KFC International (1993-1995).

Michael W. Trapp (66)	July 2003	Director of the Company President, Sands Partners, Inc. (since 2000); Managing Partner, Southeast area, Ernst & Young LLP (1993-2000); Director, The Ann Taylor Company.

Other Information About the Board and its Committees

Meetings and Compensation. During the fiscal year ended May 31, 2006, the Company’s Board of Directors held six meetings. All directors attended at least 75% or more of the combined total of the Board of Directors meetings and meetings of the committees on which they served during the period for which the respective director served on the Board of Directors or the applicable committee. The Company has a policy regarding the compensation of directors which provides that a non-employee director who serves as the lead director is compensated at a rate of $60,000 per year in cash and receives Common Stock worth $50,000. A non-employee director who serves as the chairperson of the audit committee receives $40,000 in cash and shares of Common Stock worth $25,000. A non-employee director who serves as a chairperson of any other committee receives $35,000 in cash and shares of Common Stock worth $25,000. Each other non-employee director receives an annual retainer of $30,000 in cash and shares of Common Stock worth $25,000. All Common Stock issued pursuant to the director compensation policy is valued at then-prevailing market price and is issued under the Company’s 2005 Incentive Plan.

Pursuant to the foregoing policy, Mr. Jacobs received 1,482 shares of stock and each of the other non-employee directors received 742 shares of stock. Mr. Jacobs received $60,000, Mr. Trapp received $40,000, General Burba and Mr. Hart each received $35,000, and the remaining non-employee directors each received $30,000. Such stock is issued and cash is paid on the business day following each annual meeting of shareholders.

In addition, all non-employee directors received $1,500 per Board meeting attended except for the lead director who received $2,500 per Board meeting. Non-employee directors who served on a committee received $1,500 per committee meeting, while the chairperson of such committee received $2,500 per committee meeting. Telephonic meetings and telephonic participation are compensated at $1,000 per meeting. The Company does not compensate a director who is also an employee of the Company for his or her services as a director. Directors were also compensated for their out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. One of the Board meetings was held in the Company’s Hong Kong office. The spouses of the Board members were invited to attend and the Company paid or reimbursed the directors for the applicable out-of-pocket expenses incurred.

Amended and Restated 2000 Non-Employee Director Stock Option Plan. The Company maintains the Amended and Restated 2000 Non-Employee Director Stock Option Plan (the “2000 Director Plan”), which provides for the grant to each of the Company’s non-employee directors of an option to purchase shares of Common Stock having a valuation according to the Black-Scholes option pricing model of $60,000. The purpose of the 2000 Director Plan is to advance the interests of the Company by encouraging ownership of common stock by non-employee directors, thereby giving such directors an increased incentive to devote their efforts to the success of the Company. The options are granted to non-employee directors upon election or appointment to the Board and on the business day following each annual meeting of shareholders. Option grants under the 2000 Director Plan are pro-rated for partial years of service. All options granted in fiscal year 2006 under the 2000 Director Plan will become exercisable, in the aggregate, as to 25% of the shares after the first year, 25% after the second year, 25% after the third year, and 25% after the fourth year of service from the date of the grant, except that such options will become fully exercisable upon the death, disability or retirement of the grantee, or upon the grantee’s failure to be re-nominated or re-elected as a director. Upon a grantee’s termination as a director for any reason, the options held by such person under the 2000 Director Plan will remain exercisable for five years or until the earlier expiration of the option. The exercise price for each option granted under the 2000 Director Plan will be the fair market value of the shares of Common Stock subject to the option on the date of the grant. Each option granted under the 2000 Director Plan will, to the extent not previously exercised, terminate and expire on the date which is 10 years after the date of grant of the option unless the 2000 Director Plan provides for earlier termination. During the fiscal year ended May 31, 2006 (and after being adjusted pursuant to the Company’s 2-for-1 stock split which was completed on October 28, 2005), the eight non-employee directors received a stock option grant for the purchase of 4,770 shares of the Company’s Common Stock at an exercise price of $33.7550 per share.

Lead Director. The lead director’s duties generally include serving as the chairperson for all executive sessions of the non-management directors and communicating to the Chief Executive Officer the results of non-management executive Board sessions. Mr. Jacobs serves as the Company’s lead director. Any interested party may contact the lead director by directing such communications to the lead director at the address of the Company (10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328-3473). Any such correspondence received by the Company will be forwarded to Mr. Jacobs.

Director Independence. In July 2006, the Board of Directors undertook a review of director independence based on the standards for director independence included in the New York Stock Exchange corporate governance rules. During this review, the Board considered relationships and transactions during the past three years between each director or any member of his or her immediate family, on the one hand, and the Company and its subsidiaries and affiliates, on the other hand. The purpose of the review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on the review, the Board of Directors has determined that all of the directors, except Mr. Garcia (who serves as the Company’s President and Chief Executive Officer), are independent of the Company and its management.

Committees. The Company’s Board of Directors has three separately-designated standing committees; including an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board of Directors has determined that all members of such committees satisfy the independence requirements of the SEC and the New York Stock Exchange. Each of the Company’s committee charters and the Company’s corporate governance guidelines are available on the Company’s website (www.globalpaymentsinc.com), and will be provided free of charge, upon written request of any shareholder addressed to Global Payments Inc., 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328-3473, Attention: Investor Relations. Certain information regarding the functions of the Board’s committees and their present membership is provided below.

Audit Committee. As of the end of fiscal year 2006, the members of the Audit Committee were Mr. Trapp (Chairperson), Mr. Betty, Mr. Wilkins, and Mr. Silberstein. The Audit Committee operates under a written charter adopted by the Board of Directors which is available on the Company’s website (www.globalpaymentsinc.com). The Audit Committee annually reviews a report by the independent auditors describing the firm’s internal quality control procedures, the scope and plan and the results of the annual audit of the financial statements by the Company’s independent auditors, reviews the scope and plan of the internal audit program, reviews the nature and extent of non-audit professional services performed by the independent auditors and annually recommends to the Board of Directors the firm of independent public accountants to be selected as the Company’s independent auditors for the next fiscal year. During fiscal year 2006, the Audit Committee held four meetings, each of which was separate from regular Board meetings.

Audit Committee Financial Expert. The Board of Directors has determined that the chairman of the Audit Committee, Mr. Trapp, is an audit committee financial expert under the rules established by the SEC and the New York Stock Exchange and is independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

Compensation Committee. As of the end of fiscal year 2006, the members of the Compensation Committee were General Burba (Chairperson), Mr. Hart, Mr. Jacobs, and Mr. Killian. The Committee also operates under a written charter which is available on the Company’s website (www.globalpaymentsinc.com). This committee reviews levels of compensation, benefits, and performance criteria for the Company’s executive officers and administers the Amended and Restated 2000 Long-Term Incentive Plan, the 2000 Employee Stock Purchase Plan, the 2000 Director Plan, and the 2005 Long Term Incentive Plan. During fiscal year 2006, the Compensation Committee held two meetings, both of which were separate from regular Board meetings.

Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee has ever served as an officer or an employee of the Company or any of its subsidiaries.

Governance and Nominating Committee. As of the end of fiscal year 2006, the members of the Governance and Nominating Committee were Mr. Hart (Chairperson), General Burba, Mr. Jacobs, and Mr. Betty. The Committee operates under a formal charter which is available on the Company’s website (www.globalpaymentsinc.com). This committee is responsible for developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company, determining the structure of the Board and its committees, and for identifying, nominating, proposing, and qualifying nominees for open seats on the Board of Directors, based primarily on the following criteria:

•	Experience as a member of senior management or director of a significant business corporation, educational institution, or not-for-profit organization;

•	Particular skills or experience that enhances the overall composition of the Board of Directors;

•	Serves on no more than five other publicly-held corporation boards of directors; and

•	Serves on no more than three other audit committees of boards of directors of publicly-held corporations.

The Governance and Nominating Committee does not consider or accept nominees to the Board of Directors nominated by shareholders. The Governance and Nominating Committee may use outside consultants to assist in identifying candidates. Ruth Ann Marshall, the Company’s only nominee to the Board who has not previously been elected by the shareholders, was recommended by a non-management director. Members of the Governance and Nominating Committee must discuss and evaluate possible candidates prior to recommending them to the Board. This committee had one formal meeting during fiscal year 2006, and such meeting was separate from a regular Board meeting.

Communications from Security Holders. Any security holder may contact any member of the Board of Directors by directing such communication to such board member at the address of the Company (10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328-3473). Any such correspondence received by the Company shall be forwarded to the applicable Board member.

Attendance at Annual Meeting. All directors are expected to attend the Company’s annual meeting of shareholders. On the date of the fiscal year 2005 annual shareholder meeting, there were nine members on the Company’s Board of Directors and eight members were present at the meeting.

Certain Legal Proceedings. William I Jacobs, a member of the Board of Directors, was the Chief Financial Officer and Managing Director of The New Power Company, a subsidiary of NewPower Holdings, Inc. Both The New Power Company and NewPower Holdings, Inc. filed for Chapter 11 bankruptcy in the U.S. Bankruptcy Court for the Northern District of Georgia on June 11, 2002.

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Common Stock Ownership of Management

The following table sets forth information as of July 31, 2006, with respect to the beneficial ownership of Common Stock by the nominees to the Board, by the directors of the Company, by each of the persons named in the Summary Compensation Table, and by the 15 persons, as a group, who were directors and/or executive officers of the Company on July 31, 2006. The numbers referenced in the table below reflect the Company’s 2-for-1 stock split which was completed on October 28, 2005.

Except as explained in the footnotes below, the named persons have sole voting and investment power with regard to the shares shown as beneficially owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Paul R. Garcia	1,070,606	(2)	1.34%
Charles G. Betty	16,498	(3)	*
Edwin H. Burba, Jr.	30,802	(4)	*
Alex W. Hart	22,936	(5)	*
William I Jacobs	53,020	(6)	*
Raymond L. Killian, Jr.	9,730	(7)	*
Alan M. Silberstein	9,730	(7)	*
Michael W. Trapp	10,518	(8)	*
Gerald J. Wilkins	10,686	(9)	*
James G. Kelly	484,614	(10)	*
Carl J. Williams	80,000	(11)	*
Joseph C. Hyde	73,930	(12)	*
Kevin J. Schultz	19,286	(13)	*
All Directors and Executive Officers as a group	2,050,739	(14)	2.57%

*	Less than one percent.
(1)	The percentage calculations are based on 79,890,153 shares of Common Stock outstanding on July 31, 2006.
(2)	This amount includes 59,152 shares of restricted stock over which Mr. Garcia currently has sole voting power, 30,000 shares of restricted stock units which have no voting power, and includes options to purchase 768,366 shares which are currently exercisable or will become exercisable within 60 days.
(3)	This amount includes options to purchase 12,078 shares which are currently exercisable or will become exercisable within 60 days.
(4)	This amount includes options to purchase 28,676 shares which are currently exercisable or will become exercisable within 60 days.
(5)	This amount includes options to purchase 12,936 shares which are currently exercisable or will become exercisable within 60 days.
(6)	This amount includes options to purchase 28,676 shares which are currently exercisable or will become exercisable within 60 days. This amount also includes 21,646 shares held by a grantor retained annuity trust of which Mr. Jacobs is the trustee and has the sole right to receive annuity payments.
(7)	This amount includes options to purchase 6,894 shares which are currently exercisable or will become exercisable within 60 days.
(8)	This amount includes options to purchase 7,444 shares which are currently exercisable or will become exercisable within 60 days.
(9)	This amount includes options to purchase 8,880 shares which are currently exercisable or will become exercisable within 60 days.
(10)	This amount includes 39,436 shares of restricted stock over which Mr. Kelly currently has sole voting power, 10,000 shares of restricted stock units which have no voting power, and options to purchase 343,886 shares which are currently exercisable or will become exercisable within 60 days.

(11)	This amount includes 20,000 shares of restricted stock over which Mr. Williams currently has sole voting power, 8,000 shares of restricted stock units which have no voting power, and options to purchase 48,000 shares which are currently exercisable or will become exercisable within 60 days.
(12)	This amount includes 25,418 shares of restricted stock over which Mr. Hyde has sole voting power, 6,000 shares of restricted stock units which have no voting power, and options to purchase 41,200 shares which are currently exercisable or will become exercisable within 60 days.
(13)	This amount includes 14,806 shares of restricted stock over which Mr. Schultz currently has sole voting power and 4,000 shares of restricted stock units which have no voting power.
(14)	This amount includes 1,445,602 options which are currently exercisable or will become exercisable within 60 days.

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Common Stock Ownership by Certain Other Persons

The following table sets forth information as of the date indicated with respect to the only persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class on 5/31/06
EARNEST Partners, LLC (1) 75 Fourteenth Street Suite 2300 Atlanta, Georgia 30309	6,621,651	8.3%
T. Rowe Price Associates, Inc. (2) 100 East Pratt Street Baltimore, Maryland 21202	6,393,175	8.0%
Barclays Global Investors, NA (3) 45 Fremont Street San Francisco, CA 94105	4,675,592	5.8%
Goldman Sachs Asset Management, L.P. (4) 32 Old Slip New York, NY 10005	4,301,342	5.4%

(1)	This information is contained in a Schedule 13G filed by EARNEST Partners, LLC with the Securities and Exchange Commission on February 10, 2006. EARNEST Partners, LLC reports sole dispositive power of all 6,621,651 shares, sole voting power for 2,043,359 shares, and shared voting power for 2,088,592 shares.
(2)	This information is contained in a Schedule 13G filed by T. Rowe Price Associates, Inc. with the Securities and Exchange Commission on February 14, 2006. T. Rowe Price Associates, Inc. reports sole dispositive power of all 6,393,175 shares and sole voting power for 969,700 shares.
(3)	This information is contained in a Schedule 13F filed by Barclays Global Investors, NA with the Securities and Exchange Commission on June 30, 2006. Barclays Global Investors, NA reports sole dispositive power for all 4,675,592 shares, sole voting power for 4,130,464 shares, and shared voting power for 1,401 shares.
(4)	This information is contained in a Schedule 13G filed by Goldman Sachs Asset Management, L.P. with the Securities and Exchange Commission on February 8, 2006. Goldman Sachs Management, L.P. reports sole dispositive power of all 4,301,342 shares and sole voting power for 3,334,804 shares.

REPORT OF THE COMPENSATION COMMITTEE

Decisions on compensation and equity-based plans are made by the Compensation Committee. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are made by the Compensation Committee. Decisions of the Compensation Committee related to equity-based plans are made solely by that committee in order for awards or grants under the Company’s equity-based plans to satisfy Rule 16b-3 pursuant to the Securities Exchange Act of 1934, as amended.

The Company’s primary objective in designing and implementing its compensation programs is to maximize shareholder value over time through alignment of employee performance with business goals and strategies that serve shareholders’ interests. The overall goal of the Compensation Committee is to develop executive compensation and equity-based programs which are consistent with and linked to the Company’s strategic and annual business objectives.

Compensation Philosophy

The Compensation Committee has adopted certain principles which are applied in structuring the compensation opportunity for executive officers. These are:

Long-Term and At-Risk Focus. A significant percentage of total compensation for executive officers should be composed of long-term, at-risk rewards to focus senior management on the long-term interests of shareholders. Equity-based plans should comprise a major part of the long-term, at-risk portion of total compensation to encourage shareholder value-based management decisions and to link compensation to Company performance and shareholder interests.

Short-Term and At-Risk Focus. A significant portion of cash compensation for executives is linked to achievement of annual business plans or performance objectives. This includes cash bonuses that are approved by the Compensation Committee relating to those objectives. Our executive officers face real risk of not receiving bonuses under this plan, which also recognizes variability in individual and overall Company performance.

Competitiveness. Base pay and total compensation should be competitive with other similar companies based upon size, products and markets. A survey of peer group companies is conducted periodically.

Stock Option Awards, Restricted Stock Grants, and Bonus Deferral Program

Equity-based compensation comprises a significant portion of the Company’s key employee compensation programs. The Company’s 2005 Incentive Plan, is utilized for this component of executive officer, long-term, equity-oriented compensation. Such plan is administered solely by the Compensation Committee and has historically included stock options and restricted stock grants:

Stock Options. Options provide key employees with the opportunity to achieve an equity interest in the Company. Stock options are granted at 100% of fair market value on the date of grant and have 10-year terms. Stock options granted during the 2006 fiscal year vest one year after the date of grant with respect to 25% of the shares granted, an additional 25% after two years, an additional 25% after three years, and the remaining 25% after four years. The objective is to emphasize a long-term focus by key employees in the acquisition and holding of Common Stock. The number of stock options granted to an individual is based upon the individual’s potential to contribute to future growth of the Company. The frequency and size of individual grant amounts vary.

Restricted Stock. Restricted stock grants are designed to be granted on a selective basis to key employees to further focus them on the longer-term performance of the Company. Generally, grants of restricted shares are subject to forfeiture if a grantee, among other conditions, leaves the Company prior to expiration of the restricted period. Generally, the restrictions lapse two years after the date of grant with respect to 33% of the shares granted, an additional 33% after three years, and the remaining 33% after four years. There are occasional exceptions to the vesting schedule.

Bonus Deferral Program. A bonus deferral program, approved by the Board of Directors, allows certain executives to defer a portion of their cash bonus in the form of a restricted stock grant. This program is consistent with the Company’s objectives to increase executives’ share ownership and at-risk compensation. Since participating executives are deferring earned cash in the form of shares at risk of forfeiture over three years, the amount deferred is increased by 35%. None of the named executive officers participated in the plan for fiscal year 2006.

Chief Executive Officer’s Compensation

Mr. Garcia’s fiscal year 2006 compensation is derived primarily from annual performance plans, as well as commitments under his Employment Agreement effective July 12, 2000 (see “Employment Agreements with Paul R. Garcia, James G. Kelly, Carl J. Williams, and Joseph C. Hyde” below).

Mr. Garcia’s potential bonus award is reviewed annually and is based upon achievement of certain quantitative and qualitative performance objectives. Mr. Garcia agreed to have his bonus at risk under this plan to preserve deductibility by the Company under Code Section 162(m). The performance objectives in the plan for the 2006 fiscal year included objectives for earnings per share growth and revenue growth. The balance of his 2006 fiscal year bonus was determined by other objectives.

The Compensation Committee’s general approach in setting Mr. Garcia’s annual compensation opportunity is to seek to be competitive with other companies in the Company’s industry, and for his compensation plan to be consistent with the Company’s business, strategy, and operating results. The Compensation Committee also seeks to have a large percentage of Mr. Garcia’s compensation opportunity based upon current year performance as well as actions to provide sustained long-term growth in shareholder value. To accomplish this, a mix of cash, restricted stock and stock options are provided to Mr. Garcia, which provides a significant element of risk based upon the Company’s performance.

COMPENSATION COMMITTEE

Edwin H. Burba, Jr., Chairperson

Alex W. Hart

William I Jacobs

Raymond L. Killian, Jr.

COMPENSATION AND OTHER BENEFITS

The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended May 31, 2006 (“2006 fiscal year”), May 31, 2005 (“2005 fiscal year”), and May 31, 2004 (“2004 fiscal year”), for (i) the Chief Executive Officer of the Company; and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000. Each person listed in (i) and (ii) above are hereinafter referred to as the “Named Executive Officers”. The options granted which are reflected in this table were granted before the Company’s 2-for-1 stock split which took place on October 28, 2005 and are reflected on a pre-split basis.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Annual Compensation				Long Term Compensation Awards		All Other Compensation
		Salary		Bonus		Restricted Stock Awards(1)	Securities Underlying Options(#)
Paul R. Garcia Chairman, President and Chief Executive Officer	2006	$750,000		$775,000		—	90,000	$21,808	(2)
	2005	$600,000		$600,000		—	77,000	$30,042	(3)
	2004	$500,000		$460,000		$1,500,000	70,000	$26,199	(4)
James G. Kelly Sr. Executive Vice President and Chief Operating Officer	2006	$460,000		$370,000		—	40,000	$10,548	(2)
	2005	$375,000		$301,480		—	38,000	$12,397	(3)
	2004	$350,000		$230,000		$1,000,000	30,612	$3,231	(4)
Carl J. Williams President - World-Wide Payment Processing	2006	$400,000		$300,000		—	15,000	$249,242	(2)
	2005	$315,000		$250,000		—	15,000	$154,545	(3)
	2004	$57,692	(5)	$20,000	(5)	—	65,000	$0
Joseph C. Hyde Executive Vice President and Chief Financial Officer	2006	$311.538		$240,000		—	25,000	$12,280	(2)
	2005	$214,000		$160,000		—	15,000	$10,785	(3)
	2004	$175,000		$90,000		$100,000	8,400	$57,919	(4)
Kevin J. Schultz Executive Vice President and Chief Sales and Marketing Officer	2006	$246,154	(6)	$215,000		$600,000	50,000	$39,018	(2)
	2005	—		—		—	—	—
	2004	—		—		—	—	—

(1)

Awards of restricted shares to Messrs. Garcia, Kelly, and Hyde referenced above have been made under the Company’s Amended and Restated 2000 Long-Term Incentive Plan and the award to Mr. Schultz was made under the Company’s 2005 Incentive Plan. The restricted stock awards are valued in the table based upon the closing market prices of the Company’s Common Stock on the grant dates. Grantees have the right to vote and dividends are payable to the grantees with respect to all awards of restricted shares reported in this column. The value of the restricted stock awards held by the Named Executive Officers on May 31, 2006, based on the closing price of $46.58 per share, was $2,755,300; $1,836,929, $931,600; $1,183,970; and $689,663 for Messrs. Garcia, Kelly, Williams,

Hyde, and Schultz, respectively. The numbers of shares of restricted stock held by Messrs. Garcia, Kelly, Williams, Hyde, and Schultz on May 31, 2006, were 59,152; 39,436; 20,000; 25,418; and 14,806, respectively and takes into account the Company’s 2-for-1 stock split which was completed on October 28, 2005.

(2)	Such amount includes (i) Company contributions to the 401(k) plan on behalf of Mr. Garcia ($8,800), Mr. Kelly ($9,648), and Mr. Hyde ($9,400); (ii) attendance at the Company’s President’s Club trip on behalf of Mr. Garcia ($403), Mr. Kelly ($900), Mr. Hyde ($900), and Mr. Schultz ($403); (iii) the Company’s payment of $1980 a year each in connection with Mr. Garcia’s and Mr. Hyde’s membership in the Buckhead Club; (iv) the Company’s payment of financial planning expenses for Mr. Garcia ($10,625); Mr. Williams ($7,000); and Mr. Schultz ($9,000); (v) the Company’s payment of $20,135 for shipping costs, home finding fees, and storage fees associated with Mr. William’s temporary assignment to Hong Kong; (vi) the Company’s payment of $72,743 in airfare incurred for Mr. Williams and his family; (vii) $5,504 in rent and utilities paid by the Company for its apartment in Prague which was occupied by Mr. Williams and his family for part of fiscal year 2006 and $134,514 in rent and utilities paid by the Company for the apartment in Hong Kong which was occupied by Mr. Williams and his family for part of fiscal year 2006; (viii) the Company’s payment of $9,346 transportation allowance to Mr. Williams; and (ix) the Company’s payment of $29,615 in relocation expenses for Mr. Schultz.
(3)	Such amount includes (i) Company contributions to the 401(k) plan on behalf of Mr. Garcia ($8,400), Mr. Kelly ($10,798), and Mr. Hyde ($8,985); (ii) attendance at the Company’s President’s Club trip on behalf of Mr. Garcia ($1,842), Mr. Kelly ($1,599), and Mr. Williams ($501); (iii) the Company’s payment of financial planning expenses for Mr. Garcia ($18,000); (iv) the Company’s payment of $1,800 a year each in connection with Mr. Garcia’s and Mr. Hyde’s membership in the Buckhead Club; (v) the Company’s payment of $46,152 in moving expenses in connection with Mr. William’s temporary assignment to Prague, Czech Republic; (vi) the Company’s payment of $7,544 for shipping costs associated with Mr. William’s temporary assignment to Prague; (vii) the Company’s payment of $3,500 for school enrollment fees for Mr. William’s son in connection with a possible relocation, (viii) the Company’s payment of $985 in connection with tax return preparation for Mr. Williams, (ix) the Company’s payment of $29,812 in airfare and other expense reimbursements incurred in connection with the visa requirements for Mr. Williams, his wife, and his son and in connection with transportation for Mr. Williams and his family to and from Prague from their permanent residence in the United States, and (x) $66,051 in rent and utilities paid by the Company for its apartment in Prague which was occupied by Mr. Williams and his family throughout fiscal year 2005.
(4)	Such amount includes (i) Company contributions to the 401(k) plan on behalf of Mr. Garcia ($7,136), Mr. Kelly ($3,231), and Mr. Hyde ($7,919); (ii) attendance at the Company’s President’s Club trip on behalf of Mr. Garcia ($19,063); and (iii) a commitment and accountability cash award of $50,000 paid to Mr. Hyde.
(5)	Mr. Williams began full time employment on March 15, 2004 and the compensation and bonus shown are for a partial year.
(6)	Mr. Schultz began full time employment with the Company on October 10, 2005 and the compensation and bonus shown are for a partial year.

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Option Grants in Last Fiscal Year

The following table sets forth information concerning option grants during the 2006 fiscal year to the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price($/Sh)	Expiration Date	Grant Date Present Value (3)
Paul R. Garcia	90,000	10.06%	$63.15	07/19/2015	$2,197,800
James G. Kelly	40,000	4.48%	$63.15	07/19/2015	$976,800
Carl J. Williams	15,000	1.68%	$63.15	07/19/2015	$366,300
Joseph C. Hyde	15,000	2.79%	$63.15	07/19/2015	$366,300
	10,000		$64.40	08/24/2015	$248,200
Kevin J. Schultz	50,000	5.59%	$81.04	10/10/2015	$1,565,000

(1)	The option grants reflected in the table were granted prior to the Company’s 2-for-1 stock split which took place on October 28, 2006 and are shown on a pre-split basis.
(2)	The Company granted options to employees to purchase a total of 1,789,700 shares during the 2006 fiscal year taking into account the Company’s 2-for-1 stock split which took place October 28, 2006. Stock options are granted at 100% of fair market value on the date of the grant and have 10 year terms. Stock options granted during the 2006 fiscal year vest one year after the date of the grant with respect to 25% of the shares granted, an additional 25% after two years, an additional 25% after three years, and the remaining 25% after four years.
(3)	The grant date present value numbers are based on the Black-Scholes option pricing model utilizing the following assumptions:

Grant Date	Expected Volatility	Risk Free Interest Rates/ Rate of Return	Dividend Yield	Expected Life/Time of Exercise
07/19/2005	38.53%	3.928%	0.34%	5 years
08/24/2005	38.19%	3.977%	0.34%	5 years
10/10/2005	37.90%	4.176%	0.34%	5 years

Option Exercises and Fiscal Year-End Values

The following table sets forth information concerning options exercised by the Named Executive Officers during the 2006 fiscal year and the number and value of unexercised options held by the Named Executive Officers as of May 31, 2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

	Exercised Options			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Shares Acquired on Exercise (#)		Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Paul R. Garcia	20,000 70,000	(1) (2)	$3,948,999	559,866	535,500	$18,908,971	$12,592,465
James G. Kelly	46,200	(2)	$1,920,471	248,990	251,402	$8,376,607	$5,957,945
Carl J. Williams	16,000 7,500	(1) (2)	$755,485	33,000	117,500	$567,435	$1,759,089
Joseph C. Hyde	17,848	(1)	$863,440	0	107,500	$0	$2,329,687
Kevin J. Schultz	0		$0	0	100,000	$0	$605,500

(1)	The options were exercised prior to the Company’s 2-for-1 stock split which was completed on October 28, 2005.
(2)	The options were exercised after the Company’s 2-for-1 stock split which was completed on October 28, 2005.

(3)	Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Employment Agreements with Paul R. Garcia, James G. Kelly, Carl J. Williams, and Joseph C. Hyde. Each of Messrs. Garcia, Kelly, Williams, and Hyde are parties to employment agreements with the Company, the material terms of which are summarized below.

Each of the foregoing executives is entitled to a minimum annual salary, subject to yearly review, plus an annual at-risk incentive bonus opportunity, which is determined annually based on a range of specific financial objectives reflecting his area and scope of responsibility. Each such executive is also entitled to participate in all incentive, savings and welfare benefit plans generally made available to executive officers of the Company. The current annual salaries of the Named Executive Officers are as follows: Mr. Garcia—$780,000; Mr. Kelly—$480,000; Mr. Williams—$420,000; Mr. Hyde—$350,000; and Mr. Schultz— $400,000.

Each of the foregoing executives who are parties to an employment agreement has agreed not to disclose confidential information or compete with the employer, and not to solicit the employer’s customers or recruit its employees, for a period of 24 months following the termination of his employment.

Each of the employment agreements may be terminated by the Company at any time for “cause” or “poor performance” (as defined therein) or for no reason, or by the applicable executive with or without “good reason” (as defined therein). Each employment agreement will also be terminated upon the death, disability or retirement of the executive. Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below, which may be delayed for such time as may be necessary to avoid a violation of Section 409A of the Internal Revenue Code.

If, prior to a change in control, the executive’s employment is terminated by the Company without cause (but not for poor performance) or he resigns for good reason, the Company will be required to pay him his accrued salary and benefits through the date of termination plus a portion of his target annual bonus for the current year. For up to 18 months, or until he is employed elsewhere or he violates certain restrictive covenants, the Company will continue to pay the executive his base salary and will provide him with health insurance coverage or reimburse him pursuant to COBRA. In addition, all of the executive’s restricted stock awards will vest and those stock options that would have vested in the next 24 months will vest and remain exercisable for 90 days.

If, prior to a change in control, the executive’s employment is terminated by the Company for poor performance, the Company will be required to pay him his accrued salary and benefits through the date of termination. In addition, the executive may receive a portion of his target annual bonus for the current year. For up to 12 months, or until he is employed elsewhere or he violates certain restrictive covenants, the Company will continue to pay the executive his base salary and will provide him with health insurance coverage or reimburse him pursuant to COBRA. In addition, all of the executive’s restricted stock awards and stock options that would have vested in the next 24 months will vest and the options will remain exercisable for 90 days.

If, within 36 months after a change in control, the executive’s employment is terminated by the Company without cause or he resigns for good reason, the Company will be required to pay him his accrued salary and benefits through the date of termination plus 100% of his annual bonus opportunity for the current year. For 24 months (unless he violates certain restrictive covenants), the Company will continue to pay the executive his base salary and will provide him with health insurance coverage or reimburse him pursuant to COBRA. In addition, all of the executive’s restricted stock awards and stock options will vest and the options will remain exercisable for 90 days.

Whether or not a change in control shall have occurred, if the employment of the executive is terminated by reason of his death, disability or retirement, he will be entitled to his accrued salary and benefits through the date of termination and any death, disability or retirement benefits that may apply, but no additional severance amount. In addition, all of the executive’s restricted stock awards and stock options will vest. If the Company terminates the executive for cause, or if he resigns from the Company without good reason, he will be entitled to his accrued salary and benefits through the date of termination, but no additional severance amount.

For purposes of these employment agreements, a change in control of the Company is generally defined as the acquisition by a third party of 35% or more of the voting power of the Company, or the consummation of certain mergers, asset sales or other major business combinations. A restructuring or separation of any line of business of the Company will not, of itself, constitute a change in control. Each of these employment agreements provides that the executive will be entitled to a tax gross-up payment from the Company to cover any excise tax liability he may incur as a result of payments or benefits contingent on a change in control, but such gross-up payment will be made only if the after-tax benefit to the executive of such tax gross-up is at least $50,000. If not, the benefits would be reduced to an amount that would not trigger the excise tax.

SHAREHOLDER RETURN ANALYSIS

The following line-graph presentation compares cumulative shareholder returns of the Company with the Standard & Poor’s Information Technology Index and the Standard & Poor’s 500 Stock Index for the past five years. The line graph assumes the investment of $100 in the Company’s Common Stock, the Standard & Poor’s Information Technology Index, and the Standard & Poor’s 500 Stock Index on May 31, 2001 and assumes reinvestment of all dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG GLOBAL PAYMENTS INC., THE S & P 500 INDEX

AND THE S & P INFORMATION TECHNOLOGY INDEX

*	$ 100 invested on 5/31/01 in stock or index-including reinvestment of dividends. Fiscal year ending May 31.

Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM INFORMATION

Independent Public Accountants

Deloitte & Touche LLP (“Deloitte”) served as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2006, and is serving as the independent registered public accounting firm for the Company for the current fiscal year which began on June 1, 2006. A representative of Deloitte is expected to be present at the 2006 Annual Meeting. The representative will be given the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

Audit Fees

The aggregate fees billed by Deloitte for professional services rendered for the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements were $711,879 for fiscal year 2005 and $2,072,452 for fiscal year 2006.

Audit Related Fees

The aggregate fees billed by Deloitte for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements were $26,000 for fiscal year 2005 and there were no such fees paid for fiscal year 2006. The audit-related fees in fiscal year 2005 were for services in connection with benefit plan audits.

Tax Fees

The aggregate fees billed by Deloitte for professional services rendered for tax compliance, tax advice, and tax planning were $423,463 for fiscal year 2005 and were $204,541 for fiscal year 2006. The fees primarily related to services provided in connection with the Company’s acquisitions and related tax structuring. In fiscal year 2005, $147,000 of such fees were for tax return preparation and compliance and $276,463 were for tax consulting and advisory services. In fiscal year 2006, $100,600 of such fees were for tax return preparation and compliance and $103,941 were for tax consulting and advisory services.

All Other Fees

There were no other fees billed by Deloitte for products and services, other than stated above under the captions Audit Fees, Audit Related Fees, and Tax Fees for fiscal year 2005 or fiscal year 2006.

Audit Committee Pre-Approval Policies

The Audit Committee must approve any audit services and any permissible non-audit services provided by Deloitte prior to the commencement of the services. In making its pre-approval determination, the Audit Committee considers whether providing the non-audit services is compatible with maintaining the auditor’s independence. To minimize relationships which could appear to impair the objectivity of the independent registered public accounting firm, it is the Audit Committee’s practice to restrict the non-audit services that may be provided to the Company by the Company’s independent auditor to tax services and merger and acquisition due diligence and integration services.

The Audit Committee has delegated to the Chair of the Audit Committee the authority to approve non-audit services by the independent registered public accounting firm within the guidelines set forth above, provided that the fees associated with the applicable engagement are not anticipated to exceed $100,000. Any decision by the Chair to pre-approve non-audit services must be presented to the full Audit Committee for ratification at its next scheduled meeting. All of the services described under the captions Audit Fees, Audit Related Fees, Tax Fees, and All Other Fees were approved by the Audit Committee in accordance with the foregoing policy.

Audit Committee Review

The Company’s Audit Committee has reviewed the services rendered and the fees billed by Deloitte for the fiscal year ended May 31, 2006. The Audit Committee has determined that the services rendered and the fees billed last year that were not related directly to the audit of the Company’s financial statements were compatible with the maintenance of independence of Deloitte as the Company’s independent registered public accounting firm.

ADDITIONAL INFORMATION

Solicitation of Proxies

The cost of soliciting proxies will be borne by the Company; however, shareholders voting electronically (via phone or the Internet) should understand that there may be costs associated with electronic access, such as usage charges from Internet service providers or telephone companies. In addition to solicitation of shareholders of record by mail, telephone, or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and the Company may reimburse them for mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of Common Stock. The Company has also engaged Georgeson Shareholder to solicit proxies on behalf of the Company and the Company estimates that the fees for such services will not exceed $10,000.

Shareholder Proposals

Only proper proposals under Rule 14a-8 of the Securities Exchange Act of 1934 which are timely received will be included in the Proxy Statement and Proxy for the 2007 annual meeting of shareholders. Notice of shareholder proposals will be considered untimely if received by the Company after May 30, 2006. If the Company does not receive notice of any matter that a shareholder wishes to raise at the 2007 annual meeting by July 15, 2006, and a matter is properly raised at such meeting, the proxies granted in connection with that meeting will have discretionary authority whether or not to vote on the matter.

Shareholder List

The Company will maintain a list of shareholders entitled to vote at the Annual Meeting at its corporate offices at 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328-3473. The list will be available for examination at the Annual Meeting.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K, including the financial statements and financial statement schedule (but without exhibits) for the fiscal year ended May 31, 2006, will be provided, free of charge, upon written request of any shareholder addressed to Global Payments Inc., 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328-3473, Attention: Investor Relations. Additionally, the EDGAR version of the Company’s Form 10-K is available on the Internet on the SEC’s web site (www.sec.gov).

Closing Price

The closing price of the Common Stock, as reported by the New York Stock Exchange on August 23, 2006 was $37.73.

Code of Business Conduct and Ethics

The Company has adopted an Employee Code of Conduct and Ethics, a Director Code of Conduct and Ethics, and a Code of Ethics for Senior Financial Officers, all of which are available on the Company’s website at www.globalpaymentsinc.com and will be provided free of charge, upon written request of any shareholder addressed to Global Payments Inc., 10 Glenlake Parkway, North Tower, Atlanta, Georgia, 30328-3473, Attention: Investor Relations.

The Company intends to post amendments to or waivers from the Code of Ethics for Senior Financial Officers on its website at www.globalpaymentsinc.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of the copies of reporting forms furnished to the Company, or written representations that no annual forms (Form 5) were required, the Company believes that, during the 2006 fiscal year, all of its officers, directors and 10% shareholders complied with the reporting requirements of the SEC regarding their ownership and changes in ownership of Common Stock (as required pursuant to Section 16(a) of the Securities Exchange Act of 1934), except Mr. Kelly has one late Form 4 filing reflecting a sale of company stock, Mr. Garcia had one late Form 4 filing reflecting a sale of company stock, and Mr. Schultz had one late Form 4 filing reflecting the receipt of one stock option grant and one restricted stock award.

REPORT OF THE AUDIT COMMITTEE

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and to report the results of the Audit Committee’s activities to the Board. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal control, and the independent registered public accounting firm (“Deloitte”) is responsible for auditing those financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. In this context, the Audit Committee has reviewed and discussed with management and Deloitte the Company’s audited financial statements as of and for the year ended May 31, 2006. The Audit Committee has discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by the Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with Deloitte their independence. In addition, the Audit Committee has considered the compatibility of nonaudit services with Deloitte’s independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements, referred to above, be included in the Company’s Annual Report on Form 10-K for the year ended May 31, 2006 for filing with the SEC.

AUDIT COMMITTEE

Michael W. Trapp, Chairperson

Charles G. Betty

Gerald J. Wilkins

Alan M. Silberstein

[Remainder of Page Intentionally Left Blank]

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	____________

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

The Board of Directors unanimously recommends a vote “FOR” the proposal described below.

A    Election of Directors

1.	ELECTION OF FOUR DIRECTORS IN CLASS III

On the proposal to elect four directors in Class III to serve until the 2009 Annual Meeting of Shareholders, or until their respective successors are elected and qualified or until their respective earlier resignation, retirement, disqualification, removal from office or death:

Class III Nominees:

	For	Withhold
01-Alex W. Hart	☐	☐
02-William I Jacobs	☐	☐
03-Alan M. Silberstein	☐	☐
04-Ruth Ann Marshall	☐	☐

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy)	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box
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Proxy - Global Payments Inc.

ATLANTA, GEORGIA

2006 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Global Payments Inc. (the “Company”), Atlanta, Georgia, hereby constitutes and appoints Paul R. Garcia and Suellyn P. Tornay or either one of them, each with full power of substitution, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of shareholders to be held at the Company’s offices at 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328, on September 27, 2006, at 11:00 a.m., Atlanta time (the “Annual Meeting”), or at any adjournments or postponements thereof, upon the proposal described in the Notice of 2006 Annual Meeting of Shareholders and Proxy Statement, both dated August 31, 2006, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of one or more persons to the Board of Directors if any of the nominees named herein becomes unable to serve, are further authorized to vote on any adjournments or postponements of the Annual Meeting and on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the Annual Meeting, and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments or postponements thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted “FOR” election of the director nominees named in Proposal 1 and with discretionary authority on all other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GLOBAL PAYMENTS INC. AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet
• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m. Atlanta time on September 26, 2006.

THANK YOU FOR VOTING